EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333−09623, 333−39060, 333−39064, 333−39290, 333−61588, 333−101444, 333−100716, 333−104659, 333−117909, 333−117910, and 333-165537) of Shuffle Master, Inc. of our report dated January 13, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
January 13, 2011